EXHIBIT 20.2

Collegiate Funding Servcies Education Loan Trust 2003-A

Quarterly Servicing Report

I. Series 2003-A Asset and Liability Summary

A.	Student Loan Portfolio and Fund Balance			05/31/03			08/31/2003
	1 Portfolio Principal Balance			$785,363,996.31	-$	13,775,490.85	$771,588,505.46
	2 Accrued Interest ( Include SAP Est. & ISP)			$5,720,363.31		$142,969.20	$5,863,332.51
	3 Total Principal and Accrued Interest Balance			$791,084,359.62	-$	13,632,521.65	$777,451,837.97
	4 Fund Accounts Balance			$26,171,230.46		$2,676,024.22	$28,847,254.68

	5 Total Student Loans and Fund Balance			$817,255,590.08	-$	10,956,497.43	$806,299,092.65

B.	1 Weighted Average Coupon (WAC)			5.39%		0.00%	5.39%
	2 Weighted Avg Rem Maturity (WARM)			271.92		-0.69	271.23
	3 Number of Loans			37,866		-529	37,337
	4 Number of Borrowers			21,070		-324	20,746

C.	Notes and Certificates	CUSIP	Spread	Balance 06/30/03%			Balance 09/30/03%
	1 Class A-1 Notes	19458LAA8	0.060%	$111,434,708.37		13.50%	$94,048,557.65	11.64%
	2 Class A-2 Notes	19458LAB6	0.300%	$319,025,000.00		38.66%	$319,025,000.00	39.49%
	3 Class A-3 ARS Notes	19458LAC4	ARS	$116,950,000.00		14.17%	$116,950,000.00	14.48%
	4 Class A-4 ARS Notes	19458LAD2	ARS	$116,950,000.00		14.17%	$116,950,000.00	14.48%
	5 Class A-5 ARS Notes	19458LAE0	ARS	$59,250,000.00		7.18%	$59,250,000.00	7.33%
	6 Class A-6 ARS Notes	19458LAF7	ARS	$59,250,000.00		7.18%	$59,250,000.00	7.33%
	7 Class B ARS Notes	19458LAG5	ARS	$42,350,000.00		5.13%	$42,350,000.00	5.24%

	8 Total Notes and Certificates			$825,209,708.37		100.00%	$807,823,557.65	100.00%

D.	Reserve Fund			Balance 06/30/03	Change		Balance 09/30/03
	1 Reserve Fund (1.00%)			$8,252,097.08		$(173,861.50)	$8,078,235.58
	2 Reserve Fund Floor			$500,000.00			$500,000.00

	3 Current Reserve Account Balance			$8,252,097.08		$(173,861.50)	$8,078,235.58

E.	Other Fund Balances			05/31/2003	Change		08/31/2003
	1 Acquisition Fund			$36,837.09		$(36,837.09)	$0.00
	2 Collection Fund			$17,882,296.29		$2,886,722.81	$20,769,019.10

	3 Total Fund Balances			$26,171,230.46		$2,676,024.22	$28,847,254.68

II. Series 2003-A Transactions and Accruals	05/31/03 thru	08/31/03

A.		Student Loan Cash Principal Activity
	Beginning Balance as of 5/31/03:		785,363,996.31
	1	Borrower Payments	$(15,494,633.50)
	2	Claim Payments	$0.00
	3	Other Adjustments	$(31,835.86)
	4	New Acquisitions	$1,007,486.44

	5	Total Principal Collections	770,845,013.39

B.		Student Loan Non-Cash Principal Activity
	1	Capitalized Interest	$2,074,438.39
	2	Cancellations/Reissues	$(1,220,680.13)
	3	Other Adjustments	$(110,266.19)

	4	Total Non-Cash Principal Activity	$743,492.07

C.		Total Student Loan Principal Activity	$771,588,505.46

D.		Student Loan Cash Interest Activity
	Beginning Balance as of 5/31/03:		5,720,363.31
	1	Borrower Payments	$(7,620,918.23)
	2	Claim Payments	$0.00
	3	Other Adjustments	$(269.44)
	4	New Acquisitions	$51.34
	5	Subsidy Payments (ISP)	$0.00
	6	Special Allowance Payments (SAP)	$0.00

	7	Total Interest Collections	(1,900,773.02)

E.		Student Loan Non-Cash Interest Activity
	1	Borrower Accruals	$0.00
	2	Interest Subsidy Payment Accruals	$9,946,611.86
	3	Special Allowance Payment Accrual Estimate	$0.00
	4	Capitalized Interest	$(2,074,438.39)
	5	Other Adjustments	$(108,067.94)

	6	Total Non-Cash Interest Activity	$7,764,105.53

F.		Total Student Loan Interest Activity	$5,863,332.51

G.		Non-Reimbursable Losses During Collection Period	$43,295.11

H.		Cumulative Non-Reimbursable Losses to Date	$49,806.01

III. Cash Receipts for the Period 05/31/03 to 08/31/03			08/31/2003

A.		Principal Collections
		Beginning Balance as of 5/31/03:	17,882,296.29

	1	Principal Payments Received—Cash Payments	$6,474,897.39
	2	Principal Payments Received from Loans Paid in Full	$8,562,447.22
	3	Principal Payments Received—Servicer Recoveries/Reimbursements	$—
	4	Principal Payments Received—Seller Recoveries/Reimbursements	$—

	5	Total Principal Collections	$15,037,344.61

B.		Interest Collections
	1	Interest Payments Received—Cash Payments	$7,517,350.07
	2	Interest Payments Received from Loans Paid in Full	$79,561.56
	3	Interest Payments Received—Special Allowance and Interest Benefit Payments	$710,065.47
	4	Interest Payments Received—Servicer Recoveries/Reimbursements	$—
	5	Interest Payments Received—Seller Recoveries/Reimbursements	$—
	6	Late Fee Activity	$33,789.86

	7	Total Interest Collections	$8,340,766.96

C.		Other Reimbursements	$346,625.67

D.		Investment Earnings
	1	Collection Fund Investment Earnings	$39,834.14
	2	Acquisition Fund Investment Earnings	$61.46
	3	Reserve Fund Investment Earnings	$23,295.87

	4	Total Investment Earnings	$63,191.47

E.		Funds Previously Remitted
	1	Payments to the Department of Education	$2,068,143.65
	2	Servicing Fees	$218,379.05
	3	Administration Fees	$197,919.49
	4	Broker Dealer/Auction Agent Fees	$271,695.63
	5	Derivative Payments Paid to Counterparties	$932,708.33
	6	Interest Payments-Auction Rate Certificates & LIBOR Notes	$3,626,098.74
	7	Principal Payments-LIBOR Notes	$13,565,291.63
	8	Trustee Fees	$20,969.38

	9	Total Previously Remitted Fees	$20,901,205.90

F.		Total Cash Available at 08/31/03	$20,769,019.10

IV. Series 2003-A Notes Waterfall for Distributions
				Remaining Funds Balance

A.		Total Available Funds (Collection Fund Account)	$20,769,019.10
B.	First	Payments to the Dept of Ed and Guarantee Fees	$680,666.78	$20,088,352.32
C.	Second	Payments to the Master Servicer, Indenture Trustee, Auction Agent, Broker Dealer and the Delaware Trustee	$151,104.16	$19,937,248.16
D.	Third	Payments to the Administrator	$65,245.81	$19,872,002.35
E.	Fourth	Interest Payments to Class A Noteholders and Swap Counterparties
	1	Class A-1 Senior Notes	$326,751.33
	2	Class A-2 Senior Notes	$1,128,994.03
	3	Class A-3 Senior ARS Notes	$100,057.22
	4	Class A-4 Senior ARS Notes	$100,966.83
	5	Class A-5 Senior ARS Notes	$50,691.67
	6	Class A-6 Senior ARS Notes	$50,691.67
	7	Other Senior Obligations—SWAP Payments (Net of Settlement on SWAP)	$333,680.55

	8	Total Principal Distribution on Senior Notes or Obligations	$2,091,833.30	$17,780,169.05

F.	Fifth	Interest Payments to Class B Noteholders	$38,538.50	$17,741,630.55
		Less Accrued Interest Amounts owed on each class of auction rate notes the first auction rate distribution date following the quarterly distribution date	$355,479.83	$17,386,150.72
G.	Sixth	Principal Payments to the Class A-1 Senior Noteholders	$17,386,150.72	$0.00
H.	Seventh	Principal Payments to the Class A-2 Senior Noteholders	$0.00	$0.00
I.	Eighth	Principal Payments to the Class A-3 through A-6 Senior ARS Noteholders, pro-rata in lots of $50,000	$0.00	$0.00
J.	Ninth	Principal Payments to the Class B Subordinate ARS Noteholders, pro-rata in lots of $50,000	$0.00	$0.00
K.	Tenth	Reserve Fund—amount, if any, necessary to restore the Reserve Fund to it's required minimum balance	$0.00	$0.00
L.	Eleventh	To the Class A-3 through A-6 Senior ARS Noteholders to pay any unpaid carry-over amounts	$0.00	$0.00
M.	Twelfth	To the Class B Subordinate ARS Noteholders to pay any unpaid carry-over amounts	$0.00	$0.00
N.	Thirteenth	To the Derivative Product Agreement Counterparties, pro-rata, any unreimbursed termination payments due under the terms of the related derivative product agreements	$0.00	$0.00
O.	Fourteenth	To the Master Servicer, any unpaid carry-over servicing fee	$0.00	$0.00
P.	Fifteenth	Remaining amounts, less the portion, if any, of principal distribution amounts allocated but not paid to a class of auction rate notes on that quarterly distribution date	$0.00	$0.00

V. Auction Rate Securities Detail

A.		Auction rate Securities Paid During Collection Period

	1	Security Description	Payment Date	Interest Rate	# of Days	Start Date	End Date	Interest Payment
		Class A-3 ARS Notes	06/27/2003	1.299%	28	05/30/2003	06/26/2003	$118,158.48
		Class A-3 ARS Notes	07/25/2003	1.140%	28	06/27/2003	07/24/2003	$103,695.67
		Class A-3 ARS Notes	08/22/2003	1.080%	28	07/25/2003	08/21/2003	$98,238.00
		Class A-4 ARS Notes	06/06/2003	1.300%	28	05/09/2003	06/05/2003	$118,249.44
		Class A-4 ARS Notes	07/07/2003	1.300%	31	06/06/2003	07/06/2003	$130,919.03
		Class A-4 ARS Notes	08/01/2003	1.110%	25	07/07/2003	07/31/2003	$90,148.96
		Class A-4 ARS Notes	08/29/2003	1.070%	28	08/01/2003	08/28/2003	$97,328.39
		Class A-5 ARS Notes	06/17/2003	1.350%	28	05/20/2003	06/16/2003	$62,212.50
		Class A-5 ARS Notes	07/15/2003	1.200%	28	06/17/2003	07/14/2003	$55,300.00
		Class A-5 ARS Notes	08/12/2003	1.100%	28	07/15/2003	08/11/2003	$50,691.67
		Class A-6 ARS Notes	06/24/2003	1.330%	28	05/27/2003	06/23/2003	$61,290.83
		Class A-6 ARS Notes	07/22/2003	1.150%	28	06/24/2003	07/21/2003	$52,995.83
		Class A-6 ARS Notes	08/19/2003	1.070%	28	07/22/2003	08/18/2003	$49,309.17
		Class B ARS Notes	06/06/2003	1.420%	28	05/09/2003	06/05/2003	$46,773.22
		Class B ARS Notes	07/07/2003	1.420%	31	06/06/2003	07/06/2003	$51,784.64
		Class B ARS Notes	08/01/2003	1.190%	25	07/07/2003	07/31/2003	$34,997.57
		Class B ARS Notes	08/29/2003	1.150%	28	08/01/2003	08/28/2003	$37,879.72

		Auction Rate Security Payments Made During Collection Period						$1,259,973.12

	2	Broker Dealer Fees Paid During Collection Period				06/01/03-08/31/03		$261,245.82
	3	Auction Agent Fees Paid During Collection period				06/01/03-08/31/03		$10,449.81

	4	Total Auction Rate Securities Related Payments From Collection Fund During Period						$1,531,668.75

B.		Payments Accrued During Collection Period for Future Distributions

		Security Description	Payment Date	Interest Rate	# of Days	Start Date	End Date	Interest Payment
		Class A-3 ARS Notes	10/17/2003	1.130%	28	09/19/2003	10/16/2003	$102,786.06
		Class A-4 ARS Notes	10/24/2003	1.150%	28	09/26/2003	10/23/2003	$104,605.28
		Class A-5 ARS Notes	10/07/2003	1.150%	28	09/09/2003	10/06/2003	$52,995.83
		Class A-6 ARS Notes	10/14/2003	1.120%	28	09/16/2003	10/13/2003	$51,613.33
		Class B ARS Notes	10/24/2003	1.320%	28	09/26/2003	10/23/2003	$43,479.33

		Accrued Auction Rate Interest Payments						$355,479.83

VI.	Floating Rate Swap and Interest Rate Cap Payments/Receipts

A. Floating Rate Swap Receipts/Payments
	June 26, 2003	July 28, 2003	August 26, 2003
Swap Notional Amount	$500,000,000	$500,000,000	$500,000,000
Pay Fixed Rate	1.885%	1.885%	1.885%
Receive Floating Rate	1.320%	1.028%	1.100%
Amount Received/(Paid)	$(235,416.67)	$(381,111.11)	$(316,180.55)

B. Interest Rate Cap Payments Due to Bank of New York
Cap Notional Amount	$500,000,000
CP	1.02%
Cap %	2.09%
Excess Over Cap	0.00%
Cap Payments Due to Bank of New York	$0.00

VII.	Accrued Interest Factors from Prior Distribution Date

	Accrued Interest Factor	Accrual Begin Period	Accrual End Period	Rate
A. Class A-1 Interest Rate	0.002932222	06/30/2003	09/28/2003	1.160%
B. Class A-2 Interest Rate	0.003538889	06/30/2003	09/28/2003	1.400%
C. Class A-3 Interest Rate	Auction rate
D. Class A-4 Interest Rate	Auction rate
E. Class A-5 Interest Rate	Auction rate
F. Class A-6 Interest Rate	Auction rate
G. Class B Interest Rate	Auction rate

VIII.	Inputs From Prior Distribution Date

A. Student Loan Portfolio Balance	$791,084,359.62
B. Total Note Factor	0.9838272580

C. Total Note Balance	$825,209,708.37
D.

Note Balance	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
Ending Balance Factor	0.8914776670	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
Note Balance	$111,434,708.37	$319,025,000.00	$116,950,000.00	$116,950,000.00	$59,250,000.00	$59,250,000.00	$42,350,000.00
Note Principal Shortfall	$0	$0	$0	$0	$0	$0	$0
Interest Shortfall	$0	$0	$0	$0	$0	$0	$0
Interest Carryover	$0	$0	$0	$0	$0	$0	$0

IX.	Series 2003-A Portfolio Characteristics

			Weighted Avg. Coupon		Number of Loans		%		Dollar Amount		%
			05/31/2003	08/31/2003	05/31/2003	08/31/2003	05/31/2003	08/31/2003	05/31/2003	08/31/2003	05/31/2003	08/31/2003
A.		Borrower Status Distribution:
	1	Deferment
		Unsubsidized	5.449%	5.446%	1,656	1,789	4.37%	4.79%	45,794,425	47,472,642	5.83%	6.15%
		Subsidized	5.457%	5.483%	1,710	1,865	4.52%	5.00%	42,031,856	44,992,553	5.35%	5.83%
	2	Forbearance
		Unsubsidized	5.474%	5.492%	1,333	1,357	3.52%	3.63%	35,467,408	33,020,501	4.52%	4.28%
		Subsidized	5.475%	5.491%	1,315	1,353	3.47%	3.62%	32,978,273	32,406,072	4.20%	4.20%
	3	Repayment
		Current	5.387%	5.357%	29,140	29,004	76.96%	77.68%	573,888,064	575,494,422	73.07%	74.59%
		31-60 Days Delinquent	5.198%	5.540%	1,322	814	3.49%	2.18%	27,489,643	16,161,062	3.50%	2.09%
		61-90 Days Delinquent	5.828%	5.543%	348	264	0.92%	0.71%	7,015,378	5,213,189	0.89%	0.68%
		91-120 Days Delinquent	5.875%	5.477%	254	361	0.67%	0.97%	4,673,818	6,882,417	0.60%	0.89%
		121-150 Days Delinquent	5.409%	5.016%	250	107	0.66%	0.29%	5,023,323	1,983,376	0.64%	0.26%
		151-180 Days Delinquent	5.528%	5.873%	174	131	0.46%	0.35%	3,647,484	2,435,776	0.46%	0.32%
		181-210 Days Delinquent	5.443%	5.871%	85	117	0.22%	0.31%	1,529,218	1,855,510	0.19%	0.24%
		211-240 Days Delinquent	5.813%	5.349%	59	51	0.16%	0.14%	1,284,049	1,048,137	0.16%	0.14%
		> 240 Days Delinquent	5.254%	5.476%	71	1	0.19%	0.00%	1,324,543	23,632	0.17%	0.00%
	4	Claims in Process	5.311%	5.634%	149	123	0.39%	0.33%	3,216,516	2,599,214	0.41%	0.34%

B.		Grand Total			37,866	37,337	100.00%	100.00%	785,363,996	771,588,505	100.00%	100.00%

Note: Delinquent means more than 30 days past due

X.	Distributions

A.		Distribution Amounts		Combined	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	1	Quarterly Interest Due		$3,056,664.37	$326,751.33	$1,128,994.03	$420,149.37	$537,612.65	$218,895.84	$214,287.50	$209,973.65
	2	Quarterly Interest Paid		$3,056,664.37	$326,751.33	$1,128,994.03	$420,149.37	$537,612.65	$218,895.84	$214,287.50	$209,973.65

	3	Interest Shortfall		$—	$—	$—	$—	$—	$—	$—	$—
	4	Interest Carryover Due		$—	$—	$—	$—	$—	$—	$—	$—
	5	Interest Carryover Paid		$—	$—	$—	$—	$—	$—	$—	$—

	6	Interest Carryover		$—	$—	$—	$—	$—	$—	$—	$—
	7	Quarterly Principal Paid		$17,386,150.72	$17,386,150.72
	8	Total Distribution Amount		$20,442,815.09

B.		Principal Distribution Amount Reconciliation
	1	Pool Balance as of August 31, 2003			$762,371,198.25
	2	Required Reserve Amount as of August 31, 2003			$8,252,097.08

	3	Adjusted Pool Balance as of August 31, 2003			$770,623,295.33
	4	Notes Outstanding Principal Balance			$825,209,708.37
	5	Total Principal Distribution Amount as Defined by Indenture			$65,974,934.65
	6	Class A Note Principal Shortfall for Preceding Distribution Date			$—

	7	Total Principal Distribution Amount plus Preceding Class A Note Principal Shortfall			$65,974,934.65
	8	Actual Principal Distribution Amount based on Funds held in Collection Fund			$17,386,150.72

	9	Principal Distribution Amount Shortfall			$48,588,783.93
	10	Senior Noteholders’ Principal Distribution Amount			$17,386,150.72

C.		Parity Calculations
	1	Total Principal and Accrued Interest Balance at August 31, 2003			$777,451,837.97
	2	Beginning Period Reserve Fund Balance			$8,252,097.08

	3	Total Assets			$785,703,935.05
	4	Senior Liabilities			$765,473,557.65
	5	Senior Parity			102.64%
	6	Total Liabilities			$807,823,557.65
	7	Total Parity			97.26%

D.		Reserve Fund Reconciliation
	1	Beginning Period Balance			$8,252,097.08
	2	Necessary Deposits from Excess Funds Remaining after Waterfall Distribution			$—

	3	Total Reserve Fund Balance Available			$8,252,097.08
	4	Required Reserve Fund Balance			$8,078,235.58
	5	Excess Reserve—Transfer to Collection Fund			$173,861.50
	6	Ending Reserve Fund Balance			$8,078,235.58

E.		Note Balances	06/30/2003	Paydown Factors	09/29/2003
	1	A-1 Note Balance	$111,434,708.37		$94,048,557.65
		A-1 Pool Factor	0.8914776670	0.1390892058	0.7523884612

		A-2 Note Balance	$319,025,000.00		$319,025,000.00
		A-2 Pool Factor	1.0000000000	0.0000000000	1.0000000000

		A-3 Note Balance	$116,950,000.00		$116,950,000.00
		A-3 Pool Factor	1.0000000000	0.0000000000	1.0000000000

		A-4 Note Balance	$116,950,000.00		$116,950,000.00
		A-4 Pool Factor	1.0000000000	0.0000000000	1.0000000000

		A-5 Note Balance	$59,250,000.00		$59,250,000.00
		A-5 Pool Factor	1.0000000000	0.0000000000	1.0000000000

		A-6 Note Balance	$59,250,000.00		$59,250,000.00
		A-6 Pool Factor	1.0000000000	0.0000000000	1.0000000000

		B Note Balance	$42,350,000.00		$42,350,000.00
		B Pool Factor	1.0000000000	0.0000000000	1.0000000000

XI.	Payment History and CPRs

Collection Period End	Actual Ending Principal Balance	Annualized Current Quarter CPR*	Cumulative CPR
05/31/2003	785,363,996	3.815%	3.815%
08/31/2003	771,588,505	8.313%	4.247%

* — ‘Annualized Current Quarter CPR’ is based on the current collection period’s ending principal balance calculated against the expected principal balance assuming no prepayments